Exhibit 10.18

MULTI-COLOR CORPORATION

NONQUALIFIED STOCK OPTION AGREEMENT

THIS NONQUALIFIED STOCK OPTION AGREEMENT is made and entered into and effective as of                     , 2017 by and between MULTI-COLOR CORPORATION (the “Company”), an Ohio corporation, and                          (“Optionee”), an employee of the Company.

RECITALS:

A. The Company’s Board of Directors has adopted the Multi-Color Corporation Amended and Restated 2012 Stock Incentive Plan (“Plan”) to promote the interests of the Company and its shareholders by encouraging selected officers and key employees to acquire or increase their ownership of the Company’s Common Stock.

B. The Company believes that such investments should provide an incentive for such persons to utilize maximum effort for the continued success and growth of the Company, and enhance the Company’s ability to attract and retain valuable and capable officers and key employees such as Optionee.

C. The Plan was approved at the Company’s Annual Meeting of Shareholders held August 8, 2012.

D. Capitalized terms used but not otherwise defined herein shall have the respective meanings specified in the Plan.

AGREEMENT:

NOW, THEREFORE, the parties hereby agree as follows:

1. GRANT OF OPTION. The Company hereby grants to Optionee the right and option to purchase (“Option”) all or any part of an aggregate of                     Common Shares (“Option Shares”) on the terms and conditions herein set forth, subject to adjustment as provided herein, at a purchase price of $                     per share (“Option Price”). The Option Price is considered by the Company and Optionee to be the Fair Market Value of the Common Stock on the date hereof, which is the date on which the Option was granted to Optionee (“Option Date”). This Option is intended to be a Non-qualified Stock Option and not an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The grant of the Option is made in consideration of the services to be rendered by the Optionee to the Company and is subject to the terms and conditions of the Plan.

2. TERM AND TIME OF EXERCISE OF OPTION. This Option shall continue for a term ending 10 years from the Option Date, except as and to the extent such term may be reduced as provided in Sections 1 and 6 hereof (“Termination Date”).

3. TIME OF EXERCISE OF OPTION. Subject to the other terms and conditions hereof, the right to exercise this Option shall accrue in installments as follows:

3.1 Commencing one year after the Option Date, Optionee may exercise this Option for up to 20% of the number of Option Shares.

3.2 Commencing two years after the Option Date, Optionee may exercise this Option for up to 40% of the Option Shares, less the amount of Option Shares for which Optionee has already exercised this Option.

3.3 Commencing three years after the Option Date, Optionee may exercise this Option for up to 60% of the Option Shares, less the amount of Option Shares for which Optionee has already exercised this Option.

3.4 Commencing four years after the Option Date, Optionee may exercise this Option for up to 80% of the Option Shares, less the amount of Option Shares for which Optionee has already exercised this Option.

3.5 Commencing five years after the Option Date, Optionee may exercise this Option for 100% of the Option Shares, less the amount of Option Shares for which Optionee has already exercised this Option.

4. CONDITIONS TO EXERCISE OPTION.

4.1 Subject to the provisions of Section 3 hereof, the Option may be exercised by delivery of a written notice of exercise to the Company specifying the number of shares with respect to which this Option is being exercised and any other relevant information the Company may require in the form attached as Exhibit A (“Exercise Notice”). The notice shall be accompanied by full payment of the Option Price. The Option Price shall be paid to the Company at the time of exercise, subject to any applicable rules or regulations adopted by the Committee:

(A)	to the extent permitted by applicable law, pursuant to cashless exercise procedures that are approved by the Committee;

(B)

through the tender of unrestricted Common Shares owned by the Optionee (or by delivering a certification or attestation of ownership of such Common Shares) valued at their Fair Market Value on the date of exercise;

(C)	in cash or its equivalent; or

(D)	by any combination of (A), (B), and (C) above.

4.2 As soon as practicable after receipt of such notice and full payment, the Company shall direct the due issuance of the shares. However, such issuance may be postponed by the Company for such period of time as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation, or any administrative requirement applicable to the sale, issuance, distribution or delivery of such shares. The Company may require Optionee to furnish the Company with appropriate representations and a written investment letter prior to the exercise of this Option or the issuance of any shares pursuant to this Option.

5. OPTION NOT GENERALLY TRANSFERABLE. During Optionee’s lifetime, this Option shall be exercisable only by Optionee, and neither this Option, nor any right hereunder, shall be transferable except by will or the laws of descent and distribution; provided, however, that Optionee may, subject to the approval of the Committee and subject to any restrictions under Section 16(b) of the Securities Exchange Act of 1934, as amended (“1934 Act”), transfer this Option: (a) to Optionee’s spouse or lineal descendants; (b) to a trust for the exclusive benefit of the spouse or lineal descendants; or (c) pursuant to a qualified domestic relations order as defined in the Code. In the event of any attempt by Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of this Option or any of Optionee’s rights hereunder, except as provided herein, or in the event of any levy or any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate this Option by notice to Optionee and it shall thereupon become null and void.

6. EXERCISE OF OPTION UPON CEASING TO BE AN EMPLOYEE.

6.1 If Optionee’s status as an employee of the Company (“Employee”) terminates prior to the Termination Date by voluntary action of the Optionee without the consent of the Company, this Option shall terminate immediately. In addition, if at the time of such voluntary termination by Optionee, Optionee has exercised this Option but the Common Shares have not been issued, the Company may void this Option and its exercise. Any such actions by the Company shall be in addition to any other rights or remedies available to the Company under such circumstances.

6.2 If Optionee violates any terms of any written employment, confidentiality or noncompetition agreement between the Company and Optionee, or if Optionee’s status as an Employee is terminated for Cause, this Option will terminate immediately. In addition, if at the time of such violation or termination for Cause Optionee has exercised this Option but the Common Shares have not been issued, the Company may void this Option and its exercise. Any such actions by the Company shall be in addition to any other rights or remedies available to the Company under such circumstances.

6.3 If Optionee retires after age 55 through a plan of retirement acceptable to the Company, this Option may be exercised at any time prior to the Termination Date with respect to the number of shares as to which the Option was exercisable on the date of retirement.

6.4 In the event of Optionee’s death or Disability while in the employ of the Company or any Subsidiary, or the Optionee’s death within six months after the termination of Optionee’s employment (other than for Cause), this Option shall terminate upon the earlier to occur of (i) 12 months after the date of Optionee’s death or Disability, or (ii) this Option’s Termination Date. This Option shall be exercisable during such period after the Optionee’s death or Disability with respect to the number of shares as to which the Option was exercisable on the day preceding Optionee’s death or Disability, as the case may be.

6.5 If: (1) Optionee’s employment with the Company or any Subsidiary shall terminate for any reason other than death, Disability, retirement after age 55 through a plan of retirement acceptable to the Company, voluntary action of the Optionee without the consent of the Company or for Cause; and (2) this Option has not been terminated pursuant to Section 6.2, then this Option shall terminate three months after the Optionee’s employment terminates (unless the Optionee dies during such period), or on the Option’s Termination Date, if earlier, and shall be exercisable during such period after termination of employment only with respect to the number of Common Shares which the Optionee was entitled to purchase on the day preceding the termination of Optionee’s employment.

6.6 Notwithstanding anything contained in this Section 6, in no event may this Option be exercised after the Termination Date.

7. ADJUSTMENT TO OPTION SHARES. The number of Option Shares shall be subject to adjustment as provided in the Plan.

8. OPTION AGREEMENT DOES NOT GRANT EMPLOYMENT RIGHTS. Neither the Plan, the granting of the Option, nor the exercise of the Option, shall be construed as granting to Optionee any right with respect to continuance of employment with the Company or any Subsidiary. The Company expressly reserves the right to terminate, with or without Cause, Optionee’s employment at any time, except as may otherwise be provided in a written agreement between the Company or any Subsidiary and Optionee.

9. CHANGE IN CONTROL. Notwithstanding anything to the contrary in the Plan or in this Agreement, in the case of a Change in Control, this Option shall become fully vested and immediately exercisable.

10. WITHHOLDING. Optionee acknowledges that the Company may be required to withhold certain taxes upon the exercise of this Option. The Company has the right to require Optionee (or Optionee’s transferee pursuant to the terms and conditions hereof and of the Plan) to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such exercise before shares are delivered by the Company. Furthermore, the Company may elect to deduct such taxes from any other amounts then payable in cash or in shares or from any other amounts payable at any time thereafter to Optionee. In accordance with the provisions of Section 12 of the Plan, and subject to the discretion of the Company, Optionee may elect to satisfy the tax liability with respect to the exercise of this Option by having the Company withhold shares otherwise issuable upon the exercise of this Option having a Fair Market Value on the date the withholding tax is to be determined equal to the amount required to be withheld under applicable law. Notwithstanding the foregoing, if Optionee is subject to Section 16(b) of the 1934 Act at the time this Option is exercised, such election must satisfy the requirements of Rule 16b-3 under the 1934 Act.

11. MISCELLANEOUS.

11.1 Neither Optionee, nor any person entitled to exercise this Option, shall have any of the rights of a shareholder with respect to the Option Shares, except to the extent that certificate(s) for such shares shall have been issued upon the exercise of this Option as provided herein.

11.2 This Option shall terminate and become null and void and of no effect after the Termination Date.

11.3 This Option Agreement, and the Option herein granted Optionee, is and shall be in all respects subject to the terms and conditions of the Plan, a copy of which Optionee acknowledges receiving prior to the execution hereof.

11.4 The captions and section headings used herein are for convenience only, shall not be deemed part of this Option Agreement and shall not in any way restrict or modify the context and substance of any section or paragraph hereof. All section references provided for herein shall refer to Sections of this Option Agreement unless the context clearly requires otherwise.

11.5 The Company’s Board of Directors or the Committee shall have the right to resolve all questions which may arise in connection with this Option or its exercise. Any interpretation, determination or other action made or taken by the Board or the Committee shall be final, binding and conclusive.

11.6 This Option Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio without regard to its conflict of laws rules.

11.7 The exercise of this Option and the issuance and transfer of Common Shares shall be subject to compliance by the Company and Optionee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Shares may be listed. No Common Shares shall be issued pursuant to this Option unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. Optionee understands that the Company is under no obligation to register the Common Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

11.8 Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to Optionee under this Agreement shall be in writing and addressed to Optionee at Optionee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

11.9 This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

11.10 The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Optionee and Optionee’s beneficiaries, executors, administrators and the person(s) to whom this Option may be transferred by will or the laws of descent or distribution.

11.11 The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

11.12 The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of this Option does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of Optionee’s employment with the Company.

11.13 The Committee has the right to amend, alter, suspend, discontinue or cancel this Option, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Optionee’s material rights under this Agreement without Optionee’s consent.

11.14 The value of this Option is not part of Optionee’s normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

11.15 This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

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IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

MULTI-COLOR CORPORATION

By:

,
Optionee

EXHIBIT A

MULTI-COLOR CORPORATION

AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN

EXERCISE NOTICE

Multi-Color Corporation

4053 Clough Woods Drive

Batavia, Ohio 45103

Attention: Secretary

1. Exercise of Option. Effective as of today                                     .                                 , the undersigned (“Optionee”) hereby elects to purchase                      shares (the “Shares”) of the Common Stock of Multi-Color Corporation (the “Company”) under and pursuant to the Amended and Restated 2012 Stock Incentive Plan (the “Plan”) and the Stock Option Agreement dated                                  (the “Option Agreement”). The purchase price for the Shares shall be $                     per Share, as required by the Option Agreement.

2. Delivery of Payment. Optionee herewith delivers to the Company the full purchase price for the Shares and any required withholding taxes to be paid in connection with the exercise of the Option.

3. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Exercised Shares, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in the Plan.

5. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

6. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of the State of Ohio.

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Submitted by:	Accepted by:

OPTIONEE:	MULTI-COLOR CORPORATION

By:
Signature

Print Name	Title

Address:	Address:

4053 Clough Woods Drive

Batavia, Ohio 45103

Date Received

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